Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN ACQUIRES PHARMACEUTICAL CONTRACT PACKAGING

COMPANY IN THE UNITED KINGDOM

VALLEY FORGE, Pa. March 1, 2006 — AmerisourceBergen Corporation (NYSE: ABC) today announced the acquisition of Brecon Pharmaceuticals Limited, a privately-held, United Kingdom-based provider of contract packaging and clinical trial materials (CTM) services for pharmaceutical manufacturers for approximately $49 million (approximately 28 million pounds) in cash. The acquisition also includes a contingent payment of up to approximately $19 million (approximately 11 million pounds) based on Brecon Pharmaceuticals achieving specific earnings targets in calendar year 2006. The purchase of Brecon is expected to be neutral to AmerisourceBergen’s fiscal 2006 earnings.

“The addition of Brecon Pharmaceuticals enhances our contract packaging business and provides the added capability to offer pharmaceutical manufacturers contract packaging and CTM services in new geographies,” said R. David Yost, AmerisourceBergen Chief Executive Officer. “This purchase also supports AmerisourceBergen’s strategy of focusing on servicing the manufacturers and healthcare providers in the pharmaceutical supply channel.”

Based in Hay-on-Wye, Wales, Brecon Pharmaceuticals is one of the leading contract packaging and CTM companies in the United Kingdom, providing packaging services for pharmaceuticals intended for sale by pharmaceutical manufacturers throughout Europe and Asia. Brecon, which will become a part of AmerisourceBergen Packaging Group, has approximately 280 employees, more than 90,000 square feet of packaging space and revenues in calendar year 2005 of approximately $22 million (approximately 13 million pounds).

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $54 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people. AmerisourceBergen is ranked #23 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen's future financial and operating results and the benefits, efficiencies and savings to be derived from the Company’s integration plans to consolidate its distribution network.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers' pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes; changes in U.S. government policies (including reimbursement changes arising from the Medicare Modernization Act); further declines in the amounts of market share rebates offered by pharmaceutical manufacturers to the PharMerica long-term care business and/or the inability of the business to offset the rebate reductions that have already occurred, market interest rates; operational or control issues arising from AmerisourceBergen’s outsourcing of information technology activities; success of the Pharmaceutical Distribution segment’s ability to transition its business model to fee-for-service; success of integration, restructuring or systems initiatives; fluctuations in the U.S. dollar – Canadian dollar exchange rate; economic, business, competitive and/or regulatory developments in Canada; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; and other economic, business, competitive, legal, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these and other risk factors is set forth in AmerisourceBergen's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2005.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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